MARBLE SLAB CREAMERY, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2006, 2005 AND 2004

CONTENTS

HARPER & PEARSON
COMPANY, P.C. CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR'S REPORT

To the Stockholders of
Marble Slab Creamery, Inc.
Houston, Texas

We have audited the accompanying balance sheets of Marble Slab Creamery, Inc. (the Company) as of December 31, 2006 and 2005 and the related statements of income, changes in stockholders' deficit and cash flows for the years ended December 31, 2006, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marble Slab Creamery, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flow for the years ended December 31, 2006, 2005 and 2004 in conformity with accounting principles generally accepted in the United States.

As more fully disclosed in Note G, on February 28, 2007, the Company sold all of its operating assets, both taxable and intangible to NexCen Brands, Inc.

Harper & Pearson Company, P.C.

Houston, Texas
March 6, 2007

One Riverway · Suite 1000 · Houston, Texas 77056-1973 · 713.622.2310 · 713.622.5613 fax
harperpearson.com

ASSETS	2006	2005
CURRENT ASSETS		
Cash and cash equivalents	$ 718,237	$ 856,046
Certificates of deposit	334,331	316,107
Restricted cash, advertising fund	1,931	9,605
Restricted cash, line of credit	-	37,204
Accounts receivable, trade, net	347,111	383,261
Accounts receivable, stockholders	19,984	18,760
Inventory	7,106	7,806
Prepaid advertising fund	150,528	212,868
TOTAL CURRENT ASSETS	1,579,228	1,841,657
PROPERTY AND EQUIPMENT, NET	220,567	226,847
OTHER ASSETS		
Intangibles, net	8,279	9,125
TOTAL ASSETS	$ 1,808,074	$ 2,077,629
LIABILITIES AND STOCKHOLDERS' DEFICIT		
CURRENT LIABILITIES		
Accounts payable, trade	$ 392,875	$ 266,370
Accrued expenses and other liabilities	133,584	216,142
Deferred franchise fee revenue	2,997,010	3,075,849
TOTAL CURRENT LIABILITIES	3,523,469	3,558,361
COMMITMENTS AND CONTINGENCIES		
STOCKHOLDERS' DEFICIT		
Common stock, no par value, $250 stated value, 1,000 shares authorized, 200 shares issued and outstanding	50,000	50,000
Additional paid-in capital	35,500	35,500
Retained deficit	(1,800,895)	(1,566,232)
TOTAL STOCKHOLDERS' DEFICIT	(1,715,395)	(1,480,732)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 1,808,074	$ 2,077,629

See accompanying notes.

MARBLE SLAB CREAMERY, INC.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
REVENUE			
Food sales	$ 396,933	$ 395,686	$ 378,503
Initial franchise fees	1,783,500	1,931,500	1,528,500
Continuing franchise fees	3,685,298	3,383,947	2,917,242
Other income	580,589	1,005,387	412,739
	6,446,320	6,716,520	5,236,984
COSTS AND EXPENSES			
Cost of food sales	83,116	84,428	86,352
General and administrative	5,609,813	4,825,370	4,342,368
Depreciation and amortization	58,054	57,470	78,626
Interest	-	-	-
	5,750,983	4,967,268	4,507,346
NET INCOME	$ 695,337	$ 1,749,252	$ 729,638

See accompanying notes.

	Common Stock	Additional Paid-In Capital	Retained Deficit	Total
Balance, December 31, 2003	$ 50,000	$ 35,500	$ (838,122)	$ (752,622)
Net Income	-	-	729,638	729,638
Stockholder Distributions	-	-	(1,147,000)	(1,147,000)
Balance, December 31, 2004	50,000	35,500	(1,255,484)	(1,169,984)
Net Income	-	-	1,749,252	1,749,252
Stockholder Distributions	-	-	(2,060,000)	(2,060,000)
Balance, December 31, 2005	50,000	35,500	(1,566,232)	(1,480,732)
Net Income	-	-	695,337	695,337
Stockholder Distributions	-	-	(930,000)	(930,000)
Balance, December 31, 2006	$ 50,000	$ 35,500	$ (1,800,895)	$ (1,715,395)

See accompanying notes.

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES			
Net income	$ 695,337	$ 1,749,252	$ 729,638
Adjustments to reconcile net income to net cash provided by operations:			
Depreciation and amortization	58,054	57,470	78,626
Changes in operating assets and liabilities:			
Accounts receivable, trade, net	36,150	(14,945)	6,803
Inventory	700	(166)	(1,814)
Prepaid advertising fund	62,340	(212,868)	-
Accounts payable, trade	126,505	150,558	(11,081)
Advertising fund	-	(50,938)	(86,269)
Accrued expenses and other liabilities	(82,558)	21,531	43,847
Deferred franchise fee revenue	(78,839)	744,965	819,578
Total adjustments	122,352	695,607	849,690
Net cash provided by operating activities	817,689	2,444,859	1,579,328
CASH FLOWS FROM INVESTING ACTIVITIES			
Purchase of certificates of deposit	(18,224)	(11,853)	(304,254)
Change in restricted cash, advertising fund	7,674	15,339	31,296
Change in restricted cash, line of credit	37,204	(662)	(274)
Accounts receivable, stockholders	(1,224)	(577)	(1,590)
Purchase of property and equipment	(50,938)	(54,882)	(88,489)
Net cash used by investing activities	(25,508)	(52,635)	(363,311)
CASH FLOWS FROM FINANCING ACTIVITIES			
Distributions to stockholders	(930,000)	(2,060,000)	(1,147,000)
Net cash used by financing activities	(930,000)	(2,060,000)	(1,147,000)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(137,819)	332,224	69,017
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	856,056	523,832	454,815
CASH AND CASH EQUIVALENTS, END OF YEAR	$ 718,237	$ 856,056	$ 523,832

See accompanying notes.

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - Marble Slab Creamery, Inc. (the Company) is in the business of selling ice cream store franchises. The Company owns one retail ice cream store operated as a Company-owned outlet. Franchises are located in 35 states, Puerto Rico, Canada and the Middle East.

In February 2007, the Company executed an International Master Franchise Agreement for the development of 90 stores in South Korea over a 30 year period.

In August 2005, the Company entered into an International Master Franchise Agreement to open franchises in the Middle East. This agreement gives the Master Franchisee the right to develop Marble Slab Creamery Stores under a development schedule extending thirty years. As of December 31, 2000, nine stores were open and eleven stores were under development pursuant to this agreement.

In February 2003, the Company entered into an International Master Franchise Agreement to open franchises in Canada. This agreement gives the Master Franchisee the right to develop a minimum of 95 Marble Slab Creamery Stores under a development schedule extending thirty years. As of December 31, 2006, sixteen stores were open and ten stores were under development pursuant to this agreement.

In December 2006, the Company executed a letter of intent with an unrelated party describing the terms to be included in a definitive purchase and sale agreement pursuant to which substantially all of the Company's assets will be sold in exchange for $21,000,000 and other considerations customarily included in such transactions. The transaction closed February 28, 2007 (See Note G).

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition - Revenue from sales of individual franchises is recognized, net of an allowance for uncollectible amounts, when substantially all significant services to be provided by the Company have been performed. During 2006, 2005, and 2004, the Company sold fifty-seven, one hundred-six and one hundred-one franchises, respectively. Deferred revenue from these sales as of December 31, 2006 and 2005 was $2,997,010 and $3,075,849, respectively. Continuing franchise fees from franchises located in 35 states, Puerto Rico, Canada and the Middle East are recorded as revenue when earned. Twenty-eight previously opened franchises were closed in 2006 and 16 previously opened franchises were closed in 2005. Eleven franchises were closed in 2004.

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash, cash equivalents and trade receivables. A majority of the cash and cash equivalents are maintained with major financial institutions in the United States. Deposits with these financial institutions may exceed the amount of federal deposit insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and therefore, bear minimal risk. In monitoring this credit risk, the Company periodically evaluates the stability of the financial institutions. Generally, no collateral or other security is required to support trade receivables. At December 31, 2006 and 2005, the allowance for doubtful accounts amounted to approximately $413,000 and $417,000, respectively.

Inventory - Inventory of ice-cream, other ingredients and supplies is valued at the lower of cost or market on a first-in, first-out basis.

Property and Equipment – Property and equipment is stated at cost. The Company calculates depreciation using straight-line and accelerated methods over the estimated useful lives of the assets. Expenditures for renewals or betterments are capitalized and expenditures for maintenance repairs are charged against expenses as incurred.

Intangibles - The Company amortizes intangible assets, which consist of franchise agreements and trademarks, using the straight-line method over their respective useful lives.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers cash equivalents to include all time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Certificates of Deposit - The certificates of deposit (CD's) of $334,331 and $316,107 as of December 31, 2006 and 2005 are two and five year certificates. An early withdrawal penalty of 180 days accrued interest is required if withdrawn before maturity. These CD's were not considered cash equivalents.

Advertising - The Company's advertising expenses were approximately $99,000, $143,000 and $122,000 for the years ended December 31, 2006, 2005 and 2004, respectively, and are included in general and administrative expenses.

Advertising fees collected from and expenditures made on behalf of each franchisee are included in the advertising fund in the accompanying balance sheet. At December 31, 2006 and 2005, the Company had not transferred $133,793 and $48,784, respectively, from its general operating account to the advertising fund. In 2006 and 2005, the Company prepaid advertising costs of $150,528 and $212,868, respectively.

Income Taxes - The Company has elected to be taxed as an S corporation under provisions of the Internal Revenue Code. Under those provisions, the taxable income of the Company will be passed through to the stockholders and reported on their individual federal income tax returns. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Results of Operations and Cash Flow – As shown in the accompanying financial statements, the Company's current liabilities exceeded current assets by $1,715,395 at December 31, 2006. The primary cause of the deficit is deferred initial franchise fee revenue, which results in distributions to shareholders to meet tax obligations on revenues which are required to be deferred under generally accepted accounting principles but are taxable upon receipt for federal income tax purposes. Deferred initial franchise fee revenue of $2,997,010 and $3,075,849 in 2006 and 2005, respectively is a result of sales of fifty-seven and one hundred-six franchises during those years, respectively. It is anticipated by management of the Company that the majority of these deferred revenues will be recognized during the three year period after deferral. Revenues recognized from initial franchise fees for the three years ended December 31, 2006, 2003 and 2002 amounted to $1,783,500, $1,931,500 and $1,528,500, respectively. Revenues and cash flows provided by operations are attributable primarily to the Company's marketing of new franchise locations and continuing franchise fees.

NOTE B PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2006 and 2005:

	Life	2006	2005
Machinery and equipment	5 - 7 years	$ 250,668	$ 204,799
Leasehold improvements	5 - 7 years	167,406	188,068
Furniture and fixtures	5 - 7 years	148,676	122,954
Automobiles and trucks	5 years	166,900	166,900
		733,650	682,721
Less accumulated depreciation		(513,083)	(455,874)
		$ 220,567	$ 226,847

NOTE C LINE OF CREDIT

During 2001, the Company obtained a $100,000 revolving line of credit, payable to a bank, interest at prime plus 1.75%, payable monthly, collateralized by certificates of deposit, accounts receivable, property and equipment, inventory and guaranty by the majority stockholder. This line of credit expired in May 2006, and it was not renewed or replaced by another line of credit.

NOTE D DEFERRED FRANCHISE FEE REVENUE

Deferred franchise fee revenue consists of the following at December 31, 2006 and 2005:

	2006	2005
Deferred franchise fees	$ 3,896,000	$ 4,212,000
Deferred franchise costs	(898,990)	(1,136,151)
	$ 2,997,010	$ 3,075,849

Deferred franchise fees consist of initial franchise fees associated with unopened locations. Deferred franchise costs include commissions, travel, research and other direct incremental costs associated with unopened locations. Projected costs to complete the unopened locations are approximately $1,266,000 at December 31, 2006. Pursuant to franchise agreements executed prior to November 3, 2005, the Company retains approximately 40% of initial franchise fees if a location fails to open. Under agreements executed after that date, no portion of the initial fee is refundable.

NOTE E COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments – The Company leases its office and store space from various entities. The leases expire through 2010. Payments under these agreements amounted to approximately $183,000, $155,000 and $155,000 for the years ended December 31, 2006, 2005 and 2004, respectively. Future annual minimum lease payments under these operating leases are as follows for the years ending December 31:

2007	$ 164,524
2008	164,890
2009	81,870
2010	13,453
	$ 424,737

In the normal course of business, the Company from time to time is a defendant in legal actions. At December 31, 2006, the Company did not have any pending litigation.

NOTE F EMPLOYEE BENEFITS

The Company had a Salary Reduction Simplified Employee Pension (the "Plan"), pursuant to which the Company could make discretionary contributions. This Plan was terminated in January 2006. Effective April 1, 2006, the Company initiated a 401K plan that covers substantially all eligible employees, and under which the Company does make contributions. Company contributions to the Plan were $58,942 for the period ended December 31, 2006.

NOTE G SALE OF COMPANY ASSETS

On February 28, 2007 the Company sold substantially all of its operating assets, which includes all domestic and international franchise agreements, all agreements with suppliers, the Company's receivables from franchises, its advertising fund, all trademarks and trade names, to NexCen Acquisition Corporation, (NexCen) a wholly-owned subsidiary of NexCen Brands, Inc. (a publicly traded Company). Terms of the sale were $16,000,000 in cash at closing with a $5,000,000 promissory note due in one year from the sale. The promissory note bears interest at six percent and is payable in cash or common stock of NexCen Brands, Inc.